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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements Nos. 33-83572 and 33-97540 on Form S-8 of Diametrics Medical, Inc.of our report dated January 15, 1997, relating to the Combined financial statements as of and for the years ended November 30, 1995 and 1994 of the Biomedical Sensors Business of Pfizer, Inc., which report appears in Form 8-K/A of Diametrics Medical, Inc., dated January 20, 1997 filed with the United States Securities and Exchange Commission.

                                                   /s/  KPMG
                                                   ------------------
                                                   London, England

January 20, 1997